SETTLEMENT AGREEMENT

This **SETTLEMENT AGREEMENT** (the "Agreement") is dated February 21, 2018 (the "Execution Date"), by and between the undersigned parties.

WHEREAS, On April 1, 2016, Lingerie Fighting Championships, Inc., a Nevada corporation (the "Company"), entered into an agreement to issue a convertible promissory note to Crown Bridge Partners, LLC (the "Investor") for an amount of $40,000 with a $4,000 original issue discount. The convertible promissory note bears interest at 10% per annum and matures twelve months from issue date.

WHEREAS, as of the Execution Date the Investor does not owns any shares of Company's common stock.

WHEREAS, the parties now wish to fully and finally resolve the outstanding balance and interest due on the Note and to fully and finally resolve any and all claims that could have been raised in any legal form or forum, including in litigation or any other proceeding, arising out of or related to the Note and any and all actions performed by the Investor and/or the Company in connection therewith or in any way relating thereto, and any claims that the parties ever had against each other, now have, or may hereafter have for or by reason of any cause, action, event, statement, omission or failure to act, matter or thing whatsoever from the beginning of time until the Execution Date.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Neither the Investor nor the Company, by entering into this Agreement, concedes any fault, liability or wrongdoing, and both parties expressly deny any fault, liability or wrongdoing whatsoever. The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of, or an admission or concession on the part of, any party with respect to any claim, fault or liability, or any wrongdoing or damage whatsoever. This Agreement may not be used for any purpose other than to effectuate this settlement and the terms hereof.

2. As of Execution Date, the Investor forbears from exercising its conversion or selling rights and abilities as provided for in the Note.

3. Payments shall be made to Investor in the aggregate amount of $11,272.08 ("Settlement Sum"), which shall be delivered by wire transfer upon the full execution of this Agreement. Immediately upon receipt of the Settlement Sum, it is understood that the Note shall be deemed retired and closed, and Investor agrees that any reserve of Company's common stock (the "Reserve") established in connection with the Note shall be cancelled, and the Investor will immediately take any and all action necessary to cancel the Reserve. If the Settlement Sum is not received by the Investor on or before the close of business on February 23, 2018, then this Agreement shall be null and void, and of no further force or effect, at the sole option of the Investor.

4. The Investor, on behalf of itself and its predecessors, successors, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Investor or in which the Investor has or had a controlling interest (collectively, the "Investor Releasors"), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and

forever discharges the Company and any and all of its respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the "Company Releasees"), of and from any and all federal, state, local, foreign and any other jurisdiction's statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action arising from the Note, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Investor Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Company Releasees, from the beginning of time up to and including the Execution Date. Nothing in the foregoing release shall release any claim to enforce this Agreement.

4. The Company, on behalf of itself and its predecessors, successors, subsidiaries, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, partnership, corporation, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest (collectively, the "Company Releasors"), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and forever discharges the Investor and any and all of its respective affiliates, agents, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the "Investor Releasees"), of and from any and all federal, state, local, foreign and any other jurisdiction's statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action arising from the Note, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Company Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Investor Releasees, from the beginning of time up to and including the Execution Date. Nothing in the foregoing release shall release any claim to enforce this Agreement

5. This Agreement shall not be modified or changed except by an instrument or instruments in writing executed by all of the parties hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CROWN BRIDGE PARTNERS, LLC

By:______________________________
Name:____________________________
Title: Member

LINGERIE FIGHTING CHAMPIONSHIPS, INC.

By: Shaun Donnelly
Name: Shaun Donnelly
Title: Chief Executive Officer